      As filed with the Securities and Exchange Commission on September 21, 2000
                                            Registration No. ___________________

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                              LSI LOGIC CORPORATION
               (Exact name of issuer as specified in its charter)

        DELAWARE                                         94-2712976
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                             1551 McCarthy Boulevard
                           Milpitas, California 95035
                    (Address of Principal Executive Offices)

                              LSI LOGIC CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN
                              AMENDED AND RESTATED

                              LSI LOGIC CORPORATION
                   INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

                            (Full title of the Plans)

                                 DAVID G. PURSEL
                         Vice President, General Counsel
                              LSI LOGIC CORPORATION
               1551 McCarthy Boulevard, Milpitas, California 95035
                                 (408) 433-8000
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE

Title of Securities        Amount to         Proposed Maximum           Proposed Maximum
To Be Registered        Be Registered     Offering Price Per Unit*   Aggregate Offering Price*    Registration Fee
-------------------------------------------------------------------------------------------------------------------
Common Stock          2,500,000 shares           $34.345                  $85,862,000               $22,667.70

* Estimated in accordance with Rule 457(c) for the purpose of calculating the registration fee on the basis of $ per share, which was the average of the high and low prices of the Common Stock on the New York Stock Exchange, Inc. on September 19, 2000.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the " Exchange Act");

     (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended April 2 2000 and July 2, 2000, filed pursuant to Section 13 of the Exchange Act.

     (e) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed on August 29, 1989, pursuant to Section 12(b) of the Exchange Act;

     (f) The Company's Current Reports on Form 8-K dated January 26, 2000, February 15, 2000, February 24, 2000, April 27, 2000, May 24, 2000,
          and July 26, 2000 pursuant to Section 13 of the Exchange Act; and

     (g) The description of the Company's Amended and Restated Preferred Shares Rights Agreement contained in the Company's Registration Statement on Form 8-A-12G/A filed on December 8, 1998, pursuant to Section 12(g) of the Exchange Act.

     All documents filed by the Company pursuant to Sections 13(a) and (c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.
                                       3

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Section 11 of the Certificate of Incorporation and Article VI of the Bylaws of the Company provide for indemnification of certain agents to the maximum extent permitted by the Delaware General Corporation Law. Persons covered by these indemnification provisions include current and former directors, officers, employees and other agents of the Company, as well as persons, who serve at the request of the Company as directors, officers, employees or agents of another enterprise. In addition, the Company has entered into indemnification agreements with its directors and officers pursuant to which the Company has agreed to indemnify such individuals and to advance expenses incurred in defending any action or proceeding to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

Exhibit Number

3.1             Restated Certificate of Incorporation of the Company.

4.1 Amended and Restated Preferred Shares Rights Agreement, dated November 20, 1998. (1)

4.4             International Employee Stock Purchase Plan. (2)

4.5             Employee Stock Purchase Plan Amended and Restated.  (3)

5.1 Opinion of Counsel as to legality of securities being registered.

23.1            Consent of Independent Accountants.

23.2            Consent of Counsel (contained in Exhibit 5.1 hereto).

24.1            Power of Attorney (see page 7).

--------------------------------------------------------------------------------

(1) Incorporated by reference to exhibits filed with the Company's Form 8-A12G/A filed on December 8, 1998.

(2) Incorporated by reference to exhibits filed with the Company's Registration Statement on Form S-8 (No. 333-12887) which became effective on September 27, 1996.

(3)  Incorporated by reference to Exhibit 1 filed with the Company's Proxy
     Schedule 14A filed on March 23, 1999.

ITEM 9. UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the Delaware General Corporation Law, the By-Law provisions, Section 11 of the Certificate of Incorporation of the registrant and the indemnification agreements described above in Item 6, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, LSI Logic Corporation, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on this 21st day of September, 2000.

                                     LSI LOGIC CORPORATION


                                     By: /s/ R. Douglas Norby
                                        ---------------------------
                                           R. Douglas Norby
                                           Executive Vice President, Finance and
                                           Chief Financial Officer

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wilfred J. Corrigan and R. Douglas Norby, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                      TITLE                                DATE
               ---------                                      -----                                ----
/s/  Wilfred J. Corrigan                 Chairman, Chief Executive Officer and Director    September 21, 2000
-------------------------------------    (Principal Executive Officer)
     Wilfred J. Corrigan


/s/ R. Douglas Norby                     Executive Vice President, Chief Financial         September 21, 2000
-------------------------------------    Officer and Director (Principal Financial
    R. Douglas Norby                     Officer and Principal Accounting Officer)


/s/ T.Z. Chu                             Director                                          September 21, 2000
-------------------------------------
    T.Z. Chu

/s/  Malcolm R. Currie                   Director                                          September 21, 2000
-------------------------------------
     Malcolm R. Currie

                                         Director                                          September __, 2000
-------------------------------------
     James H. Keyes

                                         Director                                          September __, 2000
-------------------------------------
     Matthew J. O'Rourke


/s/ Larry W. Sonsini                     Director                                          September 21, 2000
-------------------------------------
     Larry W. Sonsini

                                  EXHIBIT INDEX

Exhibit Number  Description
--------------  -----------
3.1             Restated Certificate of Incorporation of the Company.

4.1             Amended and Restated Preferred Shares Rights Agreement, dated
                November 20, 1998. (1)

4.4             International Employee Stock Purchase Plan. (2)

4.5             Employee Stock Purchase Plan Amended and Restated.  (3)

5.1 Opinion of Counsel as to legality of securities being registered.

23.1            Consent of Independent Accountants.

23.2            Consent of Counsel (contained in Exhibit 5.1 hereto).

24.1            Power of Attorney (see page 7).

--------------------------------------------------------------------------------

(1) Incorporated by reference to exhibits filed with the Company's Form 8-A12G/A filed on December 8, 1998.

(2) Incorporated by reference to exhibits filed with the Company's Registration Statement on Form S-8 (No. 333-12887) which became effective on September 27, 1996.

(3)  Incorporated by reference to Exhibit 1 filed with the Company's Proxy
     Schedule 14A filed on March 23, 1999.